Exhibit 10.2

SEVERANCE AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims is made by and between Name of Employee (“Employee”) and Mission West Properties, Inc. (“Company”) (each a “Party” and jointly referred to as the “Parties”)

1.
The Employee’s employment with the Company will terminate upon the transfer of the Company’s assets and obligations to a liquidating trust to be established pursuant to the Plan of Liquidation approved by the Company’s board of directors and its stockholders, which is expected to occur on or about December 28, 2012 (such actual date, the “Effective Date”).  The Employee will continue to receive regular pay and benefits through the Effective Date, including but not limited to 401k contributions on his/her behalf in an amount not less than contributions made by and for Employee in 2011, as to which Employee will be and is hereby deemed to have been employed through December 31, 2012, to the extent permitted under the terms of the plan and applicable tax qualification rules, for purposes of avoiding forfeiture of said contribution due to the transfer of assets of the Company according to the Plan of Liquidation on a date prior to the end of the year.  Upon termination of employment, the Employee will receive a final paycheck that will contain payment for all wages and accrued, unused paid time off.  The Employee has been provided with notice of his/her rights to continuation coverage under COBRA.  The Company and Employee agree that Company, or its successor liquidating trust, at their sole option, may elect to continue to employ the Employee during the existence of the liquidating trust at an hourly rate based upon the Employee’s compensation in effect on the Effective Date, which employment shall be pursuant to a consulting agreement in substantially the form attached hereto as Exhibit A, or as otherwise agreed to in writing by the parties.

2.
The Employee will return to the Company all documentation and other materials belonging to the Company. The Employee understands and agrees he/she must continue to hold in strictest confidence, and must not disclose or make use of, any of the Company’s proprietary information.  The Employee continues to be bound by and will comply with the terms of any proprietary rights, assignment of inventions and/or confidentiality agreements between the Company and the Employee following the termination of employment with the Company.

3.
In exchange for the release of claims and agreements described herein, the Company will provide the Employee with severance pay in the amount of $____________ (less required payroll deductions).  A severance check for this amount will be delivered to the Employee or, if necessary, mailed to the Employee’s home address upon expiration of the Revocation Period.

4.
The Employee agrees that the severance pay he/she will receive in exchange for signing this Agreement satisfies any and all legal obligations the Company and its affiliated corporations, together with its/their respective officers, directors, shareholders, employees, attorneys or agents (for the purposes of this Agreement, collectively, the “Released Parties”) have, or may have had towards him/her, except for claims for vested benefits.  Accordingly, the Employee waives and releases the Released Parties from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, including but not limited to those arising out of or related to his/her employment with the Company, and the termination of that employment.  Such claims include, but are not limited to, claims related to communications between the Employee and the Released Parties, and claims for wages, overtime, vacation pay, sick leave, personal days, severance pay, health insurance, retaliation, harassment, sex discrimination, race discrimination, disability discrimination, discrimination in violation of the California Fair Employment and Housing Act and/or Title VII of the Civil Rights Act of 1964, discrimination in violation of the federal Age Discrimination in Employment Act (29 U.S.C. section 621 et. seq.), violation of the California Family Rights Act or the federal Family Medical Leave Act, wrongful termination, breach of contract, fraud, misrepresentation, breach of the covenant of good faith and fair dealing, or any other claim, whether based on contract, tort, federal or state statute or otherwise.  The Employee agrees and promises that he/she will not file any lawsuit or other action asserting any such claim.  The Employee further acknowledges that the severance pay given in exchange for signing this Agreement, and is not otherwise entitled to receive such payments from the Released Parties.  This release does not extend to any obligations of the Company incurred under this Agreement, nor to the Employee’s right (statutory or otherwise) to indemnity as a former employee, officer or Board member of the Company.  The Employee's vested benefits that are not affected by this release include, but are not necessarily limited to, his/her Company stock options, which are all fully vested and exercisable.  In the event the Employee does not exercise his/her vested options on or prior to the close of business on December 28, 2012, such options will hereby be cancelled, void and of no further effect and shall automatically be converted into the right to receive a corresponding number of units representing beneficial interests in the liquidating trust, less the exercise price of each option and applicable withholding taxes, which amounts shall be deducted from any distributions made by the liquidating trust to the Employee.

5.
In exchange for the execution of this Agreement, the Company hereby releases, acquits and forever discharges Employee, and his personal representatives and heirs, of and from (and agrees not to sue concerning) any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to any act or occurrence of or related to his employment with and service to the Company. This release does not extend or apply to any obligation assumed by Employee under this Agreement; provided, however, that the Company’s release shall not extend to any claims, known or unknown, suspected or unsuspected, against the Employee which arise out of facts which constitute a willful breach of fiduciary duty or a crime under any federal, state, or local statute, law, ordinance or regulation, or which are based upon facts which give rise to a recovery by the Company under any applicable policies of insurance solely as a result of actions or omissions by the Employee and as to which any insurer has a right to subrogation against the Employee; and provided further, however, that the Company’s release has no force or effect if the Employee revokes this Agreement.

6.
The Employee understands that various federal, state and local laws prohibit age, sex, national origin, race, age, and other forms of employment discrimination, harassment, and retaliation, and that these laws are enforced through the U.S. Equal Employment Opportunity Commission (“EEOC”), the California Department of Fair Employment and Housing (“DFEH”), and similar state and local agencies.  This Agreement is not intended to prevent the Employee from initiating a proceeding or participating in any investigation conducted by the EEOC, the DFEH, or other similar agency; provided, however, that nothing in this section limits or affects the finality or the scope of the Release set forth in section 4 above; and the Employee acknowledges that he/she may not recover damages in any proceeding conducted or pursued by such agencies.  The Employee voluntarily decided to accept the severance pay and to waive and release the claims, if any, under such laws.

7.	The Employee hereby expressly waives the provisions of California Civil Code section 1542, and any similar provisions in other states or localities, which provide as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

8.
The Employee agrees that, except as prohibited by law, any future disputes between the Company and the Employee, arising out of or related to this Agreement, shall be resolved first by mediation, and if mediation is not successful, then by binding arbitration according to the arbitration rules set forth in California Code of Civil Procedure Section 1280 et seq., and pursuant to California law.  The Employee UNDERSTANDS THAT BY AGREEING TO ARBITRATE SUCH DISPUTES, THE EMPLOYEE IS WAIVING ANY RIGHT HE/SHE MIGHT OTHERWISE HAVE TO A JURY TRIAL.  Each party shall bear its/his/her own costs and attorneys’ fees associated with the mediation and arbitration.

9.
Neither party to this Agreement will, directly or indirectly, criticize, denigrate or otherwise disparage (whether in public or private) the other party, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided, however, that statements that are complete and made in good faith in response to any question, inquiry or request for information required by legal process shall not violate this paragraph.

10.
The Employee has the opportunity to consult with a financial advisor, accountant, attorney, or anyone else of his/her choosing prior to signing this Agreement. The Employee has up to 21 days from receipt of this Agreement to consider whether he/she should sign this Agreement. After signing and returning the Agreement, the Employee has seven days to revoke it (the “Revocation Period”).  Any revocation should be in writing and delivered to Carl E. Berg, Chief Executive Officer, before the end of the seventh day. The Agreement does not become effective until this seven day Revocation Period has elapsed.

11.
The provisions of this Agreement set forth the entire agreement between the Employee and the Released Parties concerning the severance pay, employment, and the termination of employment.  Any other promises, written or oral, are replaced by the provisions of this Agreement, and are no longer effective unless they are contained in the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement.

12.
By signing below, the Employee acknowledges he/she is entering into this Agreement knowingly and voluntarily.  In addition, by signing the Agreement the Employee acknowledges he/she has carefully read and fully understands all the provisions of this Agreement.

Date:December ___, 2012 _______________________________ [Employee Name]	Date: December ___, 2012 MISSION WEST PROPERTIES, INC. By_______________________________ Carl E. Berg Its Chief Executive Officer

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